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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              ATLAS MINING COMPANY
             (Exact name of registrant as specified in its charter)

           Idaho                                                  82-0096527
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

             630 East Mullan Avenue
                  Osburn, Idaho                                    83849
    (Address of principal executive offices)                     (Zip Code)


                           2002 CONSULTANT STOCK PLAN
                           --------------------------
                            (Full title of the plan)

                                William Jacobson
                             630 East Mullan Avenue
                               Osburn, Idaho 83849

                     (Name and address of agent for service)

                                 (208) 556-1181
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------- --------------------- -------------------- --------------------- --------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED        REGISTERED(1)           SHARE(2)              PRICE(2)         REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock                 5,000,000               $.08                $400,000              $36.90
----------------------- --------------------- -------------------- --------------------- --------------------

(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the stock plan described herein as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding common stock.

(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on August 23, 2002, as reported on the OTC Electronic Bulletin Board.


                                       1
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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents are hereby incorporated by reference into this registration statement:

                  (a) The Annual Report for the fiscal year ended December 31, 2002, and quarter ended March 31, 2002 filed by the registrant with the Securities and Exchange Commission (the "Commission") on Form SB-2 July 1, 2002, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

                  (b) The Quarterly Report for the quarter ended June 30, 2002 filed on Form 10QSB on August 14, 2002.

                  (b) The description of the registrant's common stock, which is included in Amendment No. 5 to the registration statement on Form SB-2, file no. 333-72830, filed with the Commission on July 1, 2001.

                  (c) In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Pollet, Richardson & Patel, A Law Corporation, has given an opinion on the validity of the securities being registered hereunder. Erick Richardson and Nimish Patel, principals in the law firm, are eligible to receive shares of the Company's common stock pursuant to this Form S-8 registration statement.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

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         a. Title 30, Chapter 1 of the Idaho Revised Statutes provides for the indemnification of a corporation's officers and directors under certain circumstances.

         b. Article VII of Registrant's Amended Articles of Incorporation provides, in part:

                  "A director shall not be held liable to the company or its shareholders for monetary damages for any action taken or any failure to take any action as a director except to the minimum degree required under Idaho law as it now exists or hereafter may be amended. Further, the company is authorized to indemnify, agree to indemnify, or obligate itself or advance or reimburse expenses incurred by its directors, officers, employees, or agents to the full extent of the laws of the state of Idaho as may now or hereafter exist; excepting incidents involving intentional violation of criminal law."

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                    5.       Opinion regarding legality
                    23.1     Consent of Chisholm & Associates
                    23.2     Consent of Pollet, Richardson & Patel (included in
                               Exhibit 5)
                    99.      2002 Consultant Stock Plan

ITEM 9.           UNDERTAKINGS.

                  (a) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (1) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Osburn, State of Idaho, on this 23rd day of August, 2002.

                                            ATLAS MINING COMPANY
                                            A Idaho Corporation


                                            /s/ William Jacobson
                                            ----------------------------------
                                            By: William Jacobson
                                            Its:  Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 registration statement has been signed by the following persons in the capacities and on the dates indicated:


Dated:  August 23, 2002                     /s/ William Jacobson
                                            ----------------------------------
                                            William Jacobson, Chairman


Dated:  August 23, 2002                     /s/ Kurt Hoffman
                                            ----------------------------------
                                            Kurt Hoffman, CFO, Director


Dated:  August 23, 2002                     /s/ Jack Harvey
                                            ----------------------------------
                                            Jack Harvey, Director


Dated:  August 23, 2002                     /s/ Thomas E. Groce
                                            ----------------------------------
                                            Thomas E. Groce, Director






                                       5

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                                INDEX TO EXHIBITS

Exhibit Number    Description

5.                Opinion regarding legality
23                Consent of Chisholm & Associates
23.3              Consent of Pollet, Richardson & Patel (included in Exhibit 5)
99.               2002 Consultant Stock Plan